Securities Act of 1933 File
                              No. _______
                              (If application to determine
                              eligibility of trustee for
                              delayed offering pursuant to
                              Section 305(b)(2))


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                              FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
          PURSUANT TO SECTION 305(b)(2) _____________

                    THE CHASE MANHATTAN BANK
                     (National Association)
          (Exact name of trustee as specified in its charter)

                            13-2633612
               (I.R.S. Employer Identification Number)

             1 Chase Manhattan Plaza, New York, New York
               (Address of principal executive offices)

                              10081
                            (Zip Code)

                   SEARS ROEBUCK ACCEPTANCE CORP.
          (Exact name of obligor as specified in its charter)

                              Delaware
(State or other jurisdiction of incorporation or organization)

                              51-0080535
               (I.R.S. Employer Identification No.)

                           3711 Kennett Pike
                          Greenville, Delaware
               (Address of principal executive offices)

                              19807
                            (Zip Code)

                         Debt Securities
                    (Title of the indenture securities)

Item 1.  General Information
          Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is
               subject.

               Comptroller of the Currency, Washington,
               D.C.

               Board of Governors of The Federal
               Reserve System, Washington, D.C.

          (b)  Whether it is authorized to exercise
               corporate trust powers.

               Yes.

Item 2.  Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, directly or indirectly controlling, controlled by, or under common control with the obligor.

          (See Note on Page 2.)

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this statement of eligibility.

          *1.-- A copy of the articles of association of the trustee as now in effect. (See
                 Exhibit T-1 (Item 12), Registration
                 No. 33-55626.)
          *2.-- Copies of the respective authorizations of The Chase Manhattan Bank (National
                 Association) and The Chase Bank of
                 New York (National Association) to
                 commence business and a copy of
                 approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12),
                 Registration No. 2-67437.)
          *3.-- Copies of authorizations of The Chase
                 Manhattan Bank (National Association)
                 to exercise corporate trust powers, both of which documents are still in effect.
                 (See Exhibit T-1 (Item 12), Registration
                 No. 2-67437.)
          *4.-- A copy of the existing by-laws of the trustee. (See Exhibit T-1 (Item 16)
                 (25.1), Registration No. 33-60809.)
          *5.-- A copy of each indenture referred to in
                 Item 4, if the obligor is in default.
                 (Not applicable)
          *6.-- The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12),
                 Registration No. 22-19019.)
           7.-- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

______
     *The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                              1.

                         NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to have a responsive answer to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                         SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 26th day of February, 1996.

                         THE CHASE MANHATTAN BANK
                         (NATIONAL ASSOCIATION)


                         /s/ Timothy E. Burke
                         By:  Timothy E. Burke, Second
                              Vice President

                              2.

               Exhibit 7

REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
               The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States
Code, Section 161.

Charter Number 2370      Comptroller of the Currency
                         Northeastern District
Statement of Resources and Liabilities

                    ASSETS              Thousands
                                        of Dollars

Cash and balances due from depository
 institutions:
     Noninterest-bearing balances and
      currency and coin                 $ 5,081,000
     Interest-bearing balances            5,957,000
Held to maturity securities               1,678,000
Available-for-sale securities             5,303,000
Federal funds sold and securities
 purchased under agreements to resell
 in domestic offices of the bank and
 of its Edge and Agreement subsidiaries,
 and in IBFs:
     Federal funds sold                   1,806,000
     Securities purchased under
      agreements to resell                   23,000
Loans and lease financing receivable:
     Loans and leases, net of
      unearned income         $55,682,000
     LESS: Allowance for
      loan and lease losses     1,112,000
     LESS: Allocated transfer
      risk reserve                      0
     Loans and leases, net of unearned
      income, allowance, and reserve     54,570,000
Assets held in trading accounts          12,551,000
Premises and fixed assets (including
 capitalized leases)                      1,755,000
Other real estate owned                     400,000
Investments in unconsolidated subsidiaries
 and associates companies                    30,000
Customers' liability to this bank on
 acceptances outstanding                  1,091,000
Intangible assets                         1,344,000
Other assets                              6,322,000
TOTAL ASSETS                            $97,911,000

                    LIABILITIES

Deposits:
     In domestic offices                $31,007,000
       Noninterest-bearing    $12,166,000
       Interest-bearing        18,841,000
     In foreign offices, Edge and
      Agreement subsidiaries, and IBFs   36,015,000
       Noninterest-bearing      3,258,000
       Interest-bearing        32,757,000
Federal funds purchased and securities sold
 under agreements to repurchase in domestic
 offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBFs:
     Federal funds purchased              1,673,000
     Securities sold under agreements
      to repurchase                         233,000
Demand notes issued to the U.S. Treasury     25,000
Trading liabilities                       9,105,000
Other borrowed money:
     With original maturity of one year
      or less                             2,783,000
     With original maturity of more than
      one year                              395,000
Mortgage indebtedness and obligations
 under capitalized leases                    40,000
Bank's liability on acceptances executed
 and outstanding                          1,100,000
Subordinated notes and debentures         1,960,000
Other liabilities                         5,747,000
TOTAL LIABILITIES                        90,083,000
Limited-lief preferred stock and
 related surplus                                  0

                    EQUITY CAPITAL

Perpetual preferred stock and related
 surplus                                          0
Common stock                                921,000
Surplus                                   5,244,000
Undivided profits and capital reserves    1,695,000
Net unrealized holding gains (losses)
 on available-for-sale securities           (43,000)
Cumulative foreing currency translation
 adjustments                                 11,000
TOTAL EQUITY CAPITAL                      7,828,000
TOTAL LIABLITIES, LIMITED-LIFE PREFERRED
 STOCK AND EQUITY CAPITAL               $97,911,000

I, Lester J. Stephens, Jr., Senior Vice President and
Controller of the above named bank do hereby declare that this
Report of Condition is tru and correct to the best of my
knowledge and belief.    (Signed) Lester J. Stephens, Jr.

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed)  Thomas G. Labrecque
(Signed)  Donald Trautlein         Directors
(Signed)  Richard J. Boyle